EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement of GeoTel Communications Corporation on Form S-8 of our report dated October 16, 1996, on our audits of the financial statements of GeoTel Communications Corporation as of December 31, 1995 and September 30, 1996 and for the year ended December 31, 1995 and the nine months ended September 30, 1996, appearing in the Company's Registration Statement on Form S-1 (333-13263). We also consent to the reference to our firm under the caption "Experts."

                                   /s/Coopers & Lybrand L.L.P.
                                   Coopers & Lybrand L.L.P.
Boston, Massachusetts
February 10, 1997

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